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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Penford Corporation for the registration of 650,000 shares of its common stock and to the incorporation by reference therein of our report dated October 7, 2002, except as to Note D as to which the date is November 26, 2002, with respect to the consolidated financial statements of Penford Corporation included in its Form 10-K for the year ended August 31, 2002, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Denver, Colorado
June 24, 2003


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